SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

             Date of report (Date of earliest reported): May 8, 2002

                           FishtheWorld Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

       001-15545                                         65-0956101
(Commission File Number)                     (IRS Employer Identification No.)

               2206 NE 26th Street, Fort Lauderdale, Florida 33305 (Address of Principal Executive Offices)(Zip Code)

                                  (954)568-0865
              (Registrant's Telephone Number, Including Area Code)


                            Asturias Industries, Inc.
                              22154 Martella Avenue
                            Boca Raton, Florida 33433
          (Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On May 8, 2001 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between FishtheWorld Holdings, Inc. ("Holdings" or the "Company"), a Florida corporation and Fishtheworld.com, Inc. ("Fishtheworld") a Florida corporation, Holdings acquired all of the shares of Fishtheworld from the Fishtheworld shareholders in consideration for the issuance of 9,000,000 shares of Asturias to the Fishtheworld shareholders. Pursuant to the Agreement, Fishtheworld became a wholly owned subsidiary of the Company.

Pursuant to the terms of the Agreement, Peter Goldstein resigned as the sole director of the Company and the Jon Erik Gundlach was appointed to the Board of Directors. In addition, Mr. Goldstein resigned as President and Secretary and Jon Erik Gundlach was named as President and Secretary of the Company.

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Fishtheworld on May 8, 2002.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at May 8, 2002, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                                       NAME OF                    SHARES OF
TITLE OF CLASS                         BENEFICIAL OWNER           COMMON STOCK     PERCENT OF CLASS
--------------                         ----------------           ------------     ----------------
5% STOCKHOLDERS
Common                                 Jon Erik Gundlach          8,871,000              88.71%

Common                                 Peter Goldstein              928,200               9.28%

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Common                                 Jon Erik Gundlach          8,871,000              88.71%

DIRECTORS AND                                                     8,871,000              88.71%
OFFICERS AS A
GROUP

The following is a biographical summary of the directors and officers of the
Company:

Jon Erik Gundlach, has been President of the Company since May, 2002. Mr. Gundlach currently sits on the board of the international company Safe Food Systems Inc., which owns several patents related to the food safety and technology industry. As the former founder and CEO of Natural Exotic Tropicals Inc. a gourmet food manufacturing company, Mr. Gundlach created unprecedented sales, and expansion in a traditionally lethargic and overburdened market. Prior to 1993, Mr. Gundlach was Vice President of Indian Hills Grove Inc. a Florida original in the citrus industry. He was responsible for a 250,000 customer mail order list, and facilitating working agreements between the United States Post Office, and common carrier systems for a unique distribution system spanning the continental U.S. including Canada, and Europe. Mr. Gundlach has vast experience in the packaging and marketing fields for product presentation and utilization. He has created over 50 different product lines for retail markets.

Mr. Gundlach holds a Masters of Business Administration from Nova Southeastern University, and a B.A. in Business Administration and Industrial Psychology from Oglethorpe University. He is a member of Leadership Broward, Rotary International (board member), Henderson Mental Health (board member), Christian Youth Ministry, Enterprise Ambassadors Program.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Fishtheworld for 9,000,000 shares of $0.001 par value common stock of the Company. Pursuant to the Agreement, Fishtheworld became a wholly owned subsidiary of the Company.

The Company provides Internet users the ability to search an international database of fishing reports that contain detailed information about fishing and fishing hot spots around the world. Since its formation in 1998, Fishtheworld has partnered with sponsors such as Westbank Anglers, International Marine Insurance, American Suzuki Motor Corporation big game fishing journal, Pompanette, Guy Harvey Art, Black Bart Tackle, BTN Billfish Tournament Network, The Styles Check Company and many others. During the last 3 years, Fishtheworld has built a high quality fishing reports service for the fishing community both nationally and internationally and has been consistently ranked in the top 15 internet sites in the fishing and hunting category. The Company is currently increasing its operations to include the expansion of its fishing reports services worldwide and reference information for the recreational industry which will better allow Internet users a quick and easy way to search for fishing guides, charters, online purchasing of fishing products and services, fishing travel adventures and educational information.

The Company operates in the multi-billion dollar recreational fishing industry. The sport fishing industry plays a significant roll in the lives of over 35 million anglers over the age of 16 in the United States. In a 1996 national survey, anglers who went fishing spent over 37.8 billion dollars in goods and services through out the country. In a 1999 report generated by the International Association of Fish and Wildlife Agencies, finds that " Most Americans, including both anglers and non-anglers, are not receiving any type of information that would help them go fishing or learn more about fishing". The Company is positioning itself and its web site to be the primary source nationally and internationally for content, information, and education regarding the fishing industry.

Fishtheworld is one of the premier fishing reports services in the world. With active reports from the United States, Africa, Australia, New Zealand, Asia, Bermuda, Caribbean, Central and South America, Pacific islands, West Indies, Indian Ocean, and the Bahamas. The Company intends to continue the expansion of its fish reporting services worldwide and reference information for the recreational industry while allowing Internet users a quick and easy way to search for fishing guides, charters, online purchasing of fishing products and services, fishing travel adventures and educational information.

The Company's fishing guide locator service will allow internet users the ability to search for a fishing guide based on area, the type of fish, fresh or salt water, lake, river, bay or ocean, spin or fly fishing, length or type of boat, number of people, and the cost structures associated with the trip. Unlike other fishing services on the internet, its site will allow the user, to "direct connect" with the boat captain and direct booking capabilities. The Company's capability to expand and develop its business directly correlates to its ability to attract consumers who are looking for all types of fishing information products, services and education.

The Company will contract with local and regional independent service representatives and sales agents to locate and sell the guide listings and the local advertising. It will initially provide guide listings at a discounted charge for a limited period of time. Service representatives will be paid based on sales performance, initially earning a set amount for the first few months provided they reach certain performance levels. Its strategy is to hire sales representatives until it covers approximately 60% of the most desirable fishing territories in the US.

The Company will continue to enter into advertising agreements or link exchange programs with on-line companies with similar target audiences. Although it has existing sponsors, it has identified additional companies and organizations with whom it would like to enter advertising agreements with. It intends to initially attract these companies to advertise on its web site by creating banners and links to their web site on its web site. Once the Company is able to expand its coverage to a majority of the areas around the U.S. and can generate substantial traffic on its web site, its plans to institute a cost based advertising program. Also, it plans to enter into link exchange programs that will provide that it posts links to other web sites in exchange for their posting links to the Company's web site on their web site. The Company intends to limit its promotions solely to the Internet initially. If it obtains adequate financing or is able to generate significant revenues, it plans to increase its marketing expenditures as referenced above.

Initially, the Company will contact guides directly through lists it has obtained in the South Florida areas. It intends to obtain lists in other areas and regions through similar methods. Since its expanded services will initially be focused to cover the South Florida area it is in the process of contacting all of the local area, fishing guides. The Company intends to generate additional traffic to its web site by search engine placement, link exchange programs and targeted e-mail lists.

Item 4. Changes in Registrant's Certifying Accountant.

(a ) Previous Independent Auditors:

     (i) Effective May 8, 2002, the Company dismissed Robert Jarkow, CPA ("Jarkow") as the independent auditor for the Company. The Company has retained Weinberg & Company, P.A. ("Weinberg") as their new auditors.

     (ii) Jarkow's report on the financial statements of the Company for the fiscal year ended October 31, 2001 contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The Company's Board of Directors approved the change in accountants.

     (iv) For the fiscal year ended October 31, 2001 and through May 8, 2002 (the date the relationship ended with the former accountant), there has been no disagreement between the Company and Jarkow on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Jarkow would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(b)      New Independent Accountants:

     (i) The Company engaged, Weinberg & Company, 6100 Glades Road, suite 314, Boca Raton, Florida 33434, as its new independent accountants as of May 8, 2002. Prior to such date, the Company did not consult with Weinberg regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Weinberg, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.  Other Events.

Effective with the execution of the Stock Purchase Agreement and Share Exchange with Fishtheworld on May 8, 2002, we elected to adopt the fiscal year end used by Fishtheworld. Therefore, we have changed our fiscal year end to December 31st of each year.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

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(c) Exhibits

Number    Exhibit

3         Articles of Amendment to Articles of Incorporation of Asturias
          Industries, Inc.

10 Stock Purchase Agreement and Share Exchange dated as of May 8, 2002 by and among Asturias Industries, Inc. and Fishtheworld.com, Inc.

23        Consent of Robert Jarkow, CPA

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FISHTHEWORLD HOLDINGS, INC.


                                   By:/s/ Jon Erik Gundlach
                                   ---------------------------------------
                                          Jon Erik Gundlach
                                          President

May 22, 2002